Bed Bath & Beyond, Inc. Reports Second Quarter Net Revenue of $361 Million, an Increase of 28.0% Year-Over-Year, and Its Second Consecutive Quarter of Revenue Growth

Active customers increased 47% year-over-year to 6.4 million, orders delivered increased 117% year-over-year to 2.8 million
Company announces corporate transformation to Neighborhood Intelligence, planned move to Nasdaq under the ticker NXH, and relocation of corporate headquarters to Nashville, Tennessee
Company believes it can remove more than $50 million of annualized cost over the next twelve months as acquired businesses are brought onto one platform

NASHVILLE, Tennessee - August 4, 2026 - Bed Bath & Beyond, Inc. (NYSE:BBBY), owner of Bed Bath & Beyond, Overstock, buybuy BABY, the Kirkland’s and Kirkland's Home brands, and more recently The Container Store, Elfa, Closet Works, and SFV Services, as well as a blockchain asset portfolio, today reported financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights

Net revenue was $361 million, an increase of 28.0% year-over-year, marking the Company’s second consecutive quarter of year-over-year revenue growth following nineteen quarters of decline. Growth reflects continued strength in the Company’s base online marketplace business, improved assortment, the realization of investments in the customer experience, and the inclusion of The Brand House Collective (owner of the Kirkland’s and Kirkland’s Home brands), which was acquired during the quarter.

Active customers increased to 6.4 million, up 47% year-over-year, and orders delivered increased to 2.8 million, up 117% year-over-year, reflecting growth in the base business and the inclusion of acquired brands. Orders per active customer increased to 1.79 from 1.32 in the prior year period, an increase of 36%.

Gross profit was $97 million, or 26.8% of net revenue.

Sales & Marketing expense was $43 million, or 11.9% of net revenue, an improvement of 160 basis points year-over-year.

Technology and general and administrative expense was $82 million compared to $37 million in the prior year period, reflecting the expansion of the Company's physical retail footprint, including store labor, occupancy, distribution, and other operating costs associated with The Brand House Collective.

Net loss was $39 million, compared to a net loss of $19 million in the prior year period. The current period includes $21 million of special items, primarily acquisition-related costs, restructuring costs, and non-cash store-closure impairments.

Adjusted EBITDA (non-GAAP) was ($12) million, compared to ($8) million in the prior year period.

Cash, cash equivalents, and restricted cash totaled $126 million at quarter end.

Strategic Progress
“Our second quarter results show that the transformation of this business is taking hold,” said Marcus Lemonis, Executive Chairman and Chief Executive Officer. “After eight quarters of meaningful operating improvement, we have now delivered two consecutive quarters of revenue growth following nineteen quarters in the other direction. Two quarters is not a victory and we have no intention of treating it as one, but it is hard evidence that the direction of this business has changed. We are growing revenue and active customers while continuing to take cost out of the business and operate more efficiently, and that combination matters.”

“Our omnichannel retail brands remain the front door to the customer,” Lemonis continued. “We are seeing better engagement, stronger conversion, and more frequent orders per customer, which tells us the customer is responding to the investments we have made.”

During and following the quarter, the Company continued to assemble the capabilities that support its strategy. The acquisition of The Brand House Collective closed during the quarter, and the acquisition of The Container Store, Elfa, and Closet Works closed on July 8, 2026. The Company also announced definitive agreements to acquire Fathom Holdings Inc. and F9 Brands Inc. in June and July 2026, respectively. As signed transactions close and fold into the Company’s results, the Company expects continued revenue growth in its base online marketplace business, together with growth in total revenue and active customer count, over the coming quarters.

“We are acquiring capabilities and active customers while eliminating infrastructure we no longer need,” Lemonis continued. “As revenue ramps, we believe that over the next twelve months we can remove more than fifty million dollars of annualized cost by bringing our businesses together onto one platform, eliminating non-performing assets, consolidating disciplines and shared resources, improving the cost of our supply chain infrastructure, and eliminating or consolidating duplicative third-party services, software agreements, and locations. We would not call it cost cutting; we would call it finishing the merger.”

Corporate Transformation to Neighborhood Intelligence
In a shareholder letter issued today and available at https://investors.beyond.com, the Company announced that its parent company is becoming Neighborhood Intelligence, that it will begin trading on Nasdaq under the ticker NXH, with its last day of trading on the NYSE on August 14, 2026 and its first day of trading on Nasdaq on August 17, 2026, and that it will relocate its corporate headquarters to Nashville, Tennessee. The letter describes the Company’s organization around three interconnected pillars: Omni-Channel Retail, which helps customers create a home they love; Home Services, which helps them improve, maintain, and protect it; and Home Ownership, which brings together the financial, transactional, and advisory capabilities that support one of life’s most important investments. Together, the pillars are designed to create an ecosystem that serves customers before they purchase a home, while they own it, as they improve it, and when they ultimately decide to sell or transfer it, in support of a single mandate: to make homeownership simpler and more affordable while creating long-term value for shareholders.

The Company’s consumer brands remain at the center of its customer relationships. Neighborhood Intelligence is the intelligence layer that connects them, making each brand smarter, more connected, and more valuable while preserving the unique identity and trust customers already know. The letter also describes the Company’s proprietary agent, Norm™, which the Company is actively building today, with its first customer-facing version planned for later this year.

Earnings Webcast and Replay Information
Bed Bath & Beyond will host a webcast to discuss its second quarter 2026 financial results and its strategic vision, key initiatives, and provide business updates on Tuesday, August 4, 2026, at 4:30 p.m. ET. To access the live webcast, visit https://investors.beyond.com. Questions may be emailed in advance of the call to ir@beyond.com.

A replay of the webcast will be available at https://investors.beyond.com shortly after the live event has ended.

On August 4, 2026, in connection with the release of financial results, the Company posted an updated presentation in the “Events & Presentation” portion of its investor relations website at https://investors.beyond.com.

About Bed Bath & Beyond
Bed Bath & Beyond, Inc. (NYSE:BBBY), (and after August 14, trading on NASDAQ: NXH on August 17) is an omni channel-focused retailer with an affinity model that owns or has ownership interests in various retail brands, offering a comprehensive array of products and services that enable its customers to enhance everyday life through quality, style, and value. The Company currently owns Bed Bath & Beyond, Overstock, buybuy BABY, and Kirkland's and Kirkland's Home, and now SFV Services and The Container Store, as well as other related brands and websites and a blockchain asset portfolio inclusive of tZERO, GrainChain, and other assets. The Company regularly posts information and updates on its Newsroom and Investor Relations pages on its website, bedbathandbeyond.com.

Contact Information Investor Relations ir@beyond.com pr@beyond.com

Cautionary Note Regarding Forward-Looking Statements
This press release and webcast to discuss our financial results and strategy may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding our quarterly earnings reporting, forecasts of and plans for our growth, and demand for our products, revenue improvement, profitability or sustained profitability, anticipated acquisitions and the timing thereof, and business strategy. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements as a result of any new information, future developments, or otherwise. These forward-looking statements are inherently difficult to predict. Actual results could differ materially due to variety of risks, uncertainties, and other important factors including but not limited to: our dependence on third parties, including our fulfillment partners; our competition; consumer needs, expectations, or trends; our reliance on effective marketing; economic factors including recessions, downturns, inflation, exposure to the housing market, and consumer spending; trade policies or restrictions, including tariffs, and related macroeconomic effects; our changing business model and use of our brands, such as the Overstock brand, Bed Bath & Beyond brand, buybuy BABY brand, Kirkland’s and Kirkland’s Home brands, SFV Services, and The Container Store; the changing job market and changes to our leadership team or compensation approach; our reliance on paid and natural search engines; our ability to become profitable or generate positive cash flows; our ability to raise additional capital, obtain financing, or monetize significant assets; our dependence on the Internet; our infrastructure; and transaction-processing systems; compliance with ever-evolving federal, state, and foreign laws; cyberattacks or data security incidents; legal proceedings to which we are subject; damage to our reputation or brand image; shipping and customer service; operations; technological advancements, including artificial intelligence; global conflicts; product safety and quality concerns, content and quality; our ever evolving business model; risks related to our Warrants; risks related to our completed merger with TBHC and The Container Store and our proposed merger with Fathom Holdings, Inc.; our investments in new business strategies, acquisitions, dispositions, partnerships, or other transactions; and regulatory changes or actions related to cryptocurrencies and blockchain technology. Additional information regarding risks, uncertainties, and other important factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026, and in our subsequent filings with the SEC. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Bed Bath & Beyond, Inc. Consolidated Balance Sheets (Unaudited) (in thousands, except per share data)
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$99,485	$175,295
Restricted cash	26,891	26,924
Accounts receivable, net	29,797	20,829
Inventories	52,157	5,162
Prepaids and other current assets	29,037	11,905
Total current assets	237,367	240,115
Property and equipment, net	42,876	13,712
Intangible assets, net	46,419	45,140
Goodwill	101,946	6,160
Equity securities	55,928	66,641
Operating lease right-of-use assets	115,796	5,156
Other long-term assets, net	33,819	48,554
Total assets	$634,151	$425,478
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$140,533	$89,992
Accrued liabilities	68,251	51,297
Unearned revenue	46,818	34,429
Operating lease liabilities, current	33,565	928
Short-term debt, net	23,000	15,500
Total current liabilities	312,167	192,146
Long-term debt, net	13,455	—
Operating lease liabilities, non-current	83,068	5,643
Other long-term liabilities	10,373	9,745
Total liabilities	419,063	207,534
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000, issued and outstanding - none	—	—
Common stock, $0.0001 par value, authorized shares - 200,000
Issued shares - 89,604 and 76,358
Outstanding shares - 81,760 and 68,863	9	8
Additional paid-in capital	1,294,141	1,239,338
Accumulated deficit	(898,606)	(842,711)
Accumulated other comprehensive loss	(2,574)	(2,574)
Treasury stock at cost - 7,844 and 7,495	(178,206)	(176,478)
Equity attributable to stockholders of Bed Bath & Beyond, Inc.	214,764	217,583
Equity attributable to noncontrolling interests	324	361
Total stockholders' equity	215,088	217,944
Total liabilities and stockholders' equity	$634,151	$425,478

Bed Bath & Beyond, Inc. Consolidated Statements of Operations (Unaudited) (in thousands, except per share data)
	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net revenue	$361,159	$282,251	$608,914	$513,999
Cost of goods sold	264,478	215,282	453,035	388,898
Gross profit	96,681	66,969	155,879	125,101
Operating expenses
Sales and marketing	43,108	38,209	75,418	69,499
Technology	24,334	23,221	45,548	49,939
General and administrative	57,527	14,088	72,390	28,402
Customer service and merchant fees	11,579	9,331	20,597	18,688
Other operating income, net[1]	3,016	(5,454)	3,016	(5,790)
Total operating expenses	139,564	79,395	216,969	160,738
Operating loss	(42,883)	(12,426)	(61,090)	(35,637)
Interest income, net	750	889	2,479	1,651
Other expense, net[1]	120	(7,489)	449	(24,758)
Loss before income taxes	(42,013)	(19,026)	(58,162)	(58,744)
Provision (benefit) for income taxes	(2,516)	287	(2,267)	481
Net loss	$(39,497)	$(19,313)	$(55,895)	$(59,225)
Net loss per share of common stock:
Basic	$(0.53)	$(0.34)	$(0.78)	$(1.07)
Diluted	$(0.53)	$(0.34)	$(0.78)	$(1.07)
Weighted average shares of common stock outstanding:
Basic	74,308	57,503	71,693	55,593
Diluted	74,308	57,503	71,693	55,593
1 The amounts in prior period columns have been revised to conform to current period’s presentation for the correction of immaterial errors.

Bed Bath & Beyond, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(55,895)	$(59,225)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,159	8,924
Stock-based compensation to employees and directors	3,608	4,480
Gain on sale of intangible assets	—	(5,790)
Impairment of long-lived assets (including leases)	5,247	—
Gain on disposal of property and equipment	(22)	—
Loss from equity method securities	2,405	23,649
Changes in previously held investments in exchange for equity	—	—
Other non-cash adjustments	(4,651)	1,545
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(7,133)	(2,500)
Inventories	8,842	3,136
Prepaids and other current assets	(12,945)	(1,748)
Other long-term assets, net	359	(554)
Accounts payable	1,761	29,368
Accrued liabilities	709	(28,477)
Unearned revenue	1,521	(5,433)
Operating lease assets and liabilities	(2,656)	208
Other long-term liabilities	(2,349)	(2,675)
Net cash used in operating activities	(50,040)	(35,092)
Cash flows from investing activities:
Expenditures for property and equipment	(4,649)	(2,994)
Purchase of intangible assets	(1,600)	(5,214)
Acquisitions of businesses, net of cash acquired	(6,010)	—
Purchase of equity securities	—	(8,000)
Proceeds from the sale of intangible assets	—	1,250
Proceeds from sale of property and equipment	31	—
Disbursement of notes receivable	(27,168)	(5,232)
Dividends from token offering	(37)	—
Other investing activities, net	—	2
Net cash used in investing activities	(39,433)	(20,188)

Continued on the following page

	Six months ended June 30,
(Continued)	2026	2025
Cash flows from financing activities:
Proceeds from sale of common stock, net of offering costs	$—	$24,222
Payments on short-term debt	—	(6,500)
Proceeds from short-term debt	7,500	—
Repayments on revolving line of credit	(18,070)	—
Proceeds from revolving line of credit	25,924	—
Repurchase of shares	—	(1,311)
Payments of taxes withheld upon vesting of employee stock awards	(1,728)	(539)
Proceeds from employee stock purchase plan	354	—
Other financing activities, net	(350)	846
Net cash provided by financing activities	13,630	16,718
Net decrease in cash, cash equivalents, and restricted cash	(75,843)	(38,562)
Cash, cash equivalents, and restricted cash, beginning of period	202,219	186,093
Cash, cash equivalents, and restricted cash, end of period	$126,376	$147,531

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Non-cash acquisition of TBHC and SFV Services	$94,979	$—

Supplemental Operational Data
We measure our business using operational metrics, in addition to the financial metrics shown above and the non-GAAP financial measures explained below. We believe these metrics provide investors with additional information regarding our financial results and provide key performance indicators to track our progress. These indicators include changes in customer order patterns and the mix of products purchased by our customers.

Active customers represent the total number of unique customers who have made at least one purchase during the prior twelve-month period. This metric captures both the inflow of new customers and the outflow of existing customers who have not made a purchase during the prior twelve-month period.

Last twelve months (LTM) net revenue per active customer represents total net revenue in a twelve-month period divided by the total number of active customers for the same twelve-month period.

Orders delivered represents the total number of orders delivered in any given period, including orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and in those circumstances, we estimate delivery dates based on historical data.

Average order value is defined as total net revenue in any given period divided by the total number of orders delivered in that period.

Orders per active customer is defined as orders delivered in a twelve-month period divided by active customers for the same twelve-month period.

The following table provides our key operating metrics:
(in thousands, except for LTM net revenue per active customer, average order value and orders per active customer)

	Three months ended June 30,
	2026	2025
Active customers	6,389	4,356
LTM net revenue per active customer	$178	$259
Orders delivered	2,797	1,289
Average order value	$129	$219
Orders per active customer	1.79	1.32

Non-GAAP Financial Measures and Reconciliations
We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted diluted net loss per share, adjusted EBITDA, and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance and, in the case of free cash flow, our liquidity position, in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted diluted net loss per share is a non-GAAP financial measure that is calculated as net income (net loss) less the income or losses recognized from our equity method securities and the gains on derecognition of loan commitment. We believe that these adjustments to our net income (net loss) before calculating per share amounts provide meaningful supplemental information for investors by excluding items that are not reflective of our core retail operations and that introduce significant volatility into GAAP results. We believe excluding these adjustments enhances the comparability of our financial results across reporting periods and offers greater and supplemental insight into the performance of our core retail operations when presented in conjunction with our GAAP disclosures.

More specifically, the income or loss from equity method securities relates to our blockchain asset portfolio, which includes passive investments in early-stage blockchain technology companies. These investments are ancillary to our retail business and are not part of our strategic or operational planning for the retail segment. Additionally, the market value and performance of these investments are subject to material volatility driven by external factors unrelated to our retail business. Similarly, the gain on derecognition of loan commitment arises from non-operating investments where we do not participate in day-to-day operations, capital allocation, or economically significant decision-making. These gains or losses are all non-cash, and the Company believes their inclusion in GAAP net income (net loss) can, in the absence of additional context, distort the comparability of our operating performance across periods.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income (net loss) before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain benefits and expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

The following tables reflect the reconciliation of diluted net loss per share to adjusted diluted net loss per share (in thousands, except per share data):

	Three months ended June 30,
	2026
	Diluted EPS	Adjusted Diluted EPS
Numerator:
Net loss attributable to common stockholders	$(39,497)	$(39,497)

Denominator:
Weighted average shares of common stock outstanding—diluted	74,308	74,308

Net loss per share of common stock:
Diluted	$(0.53)	$(0.53)

	Three months ended June 30,
	2025
	Diluted EPS	Less: equity method loss[1]	Adjusted Diluted EPS
Numerator:
Net loss attributable to common stockholders	$(19,313)	$(6,576)	$(12,737)

Denominator:
Weighted average shares of common stock outstanding—diluted	57,503	57,503	57,503

Net loss per share of common stock:
Diluted	$(0.34)	$(0.12)	$(0.22)
1 There was no income tax effect related to the non-GAAP adjustments for any of the periods presented. Our non-GAAP income tax rate was 0% for each period primarily due to having operating losses and that the gains and losses reflected in the non-GAAP adjustments were unrealized. Further, there is no deferred income tax impact related to these adjustments primarily due to the valuation allowance against our deferred tax assets.

The following table reflects the reconciliation of adjusted EBITDA to net loss (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net loss	$(39,497)	$(19,313)	$(55,895)	$(59,225)
Depreciation and amortization	7,955	4,080	11,159	8,924
Stock-based compensation	2,075	3,386	3,608	4,480
Interest income, net	(750)	(889)	(2,479)	(1,651)
Other (income) expense, net[1]	(121)	7,489	(450)	24,758
Provision (benefit) for income taxes	(2,516)	287	(2,267)	481
Special items (see table below)	20,682	(3,113)	26,292	927
Adjusted EBITDA	$(12,172)	$(8,073)	$(20,032)	$(21,306)

Special items:
Acquisition-related costs[1]	$8,667	$—	$13,343	$—
Restructuring costs[1,2]	6,266	2,341	7,200	6,717
Gains on discrete asset disposals[3]	—	(5,454)	—	(5,790)
Store-closure non-cash asset impairments[4]	5,247	—	5,247	—
Acquisition-related non-cash purchase-accounting adjustments[5]	502	—	502	—
	$20,682	$(3,113)	$26,292	$927
1 Amounts in prior period columns have been reclassified to conform to current period's presentation.
2 Reflects cash costs as incurred to combine and realign operations, including workforce optimization, organizational realignment, systems and process integration, severance, separation costs, and related costs.
3 Amounts in prior period columns have been revised to conform to current period's presentation for the correction of immaterial errors.
4 Non-cash impairment of right-of-use and related long-lived store assets arising from store-closure decisions.
5 Non-cash amortization of acquisition-date fair-value lease and other adjustments; cash rent remains in the measure.

The following table reflects the reconciliation of free cash flow to net cash used in operating activities (in thousands):

	Six months ended June 30,
	2026	2025
Net cash used in operating activities	$(50,040)	$(35,092)
Expenditures for property and equipment	(4,649)	(2,994)
Free cash flow	$(54,689)	$(38,086)